UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2022

ACE GLOBAL BUSINESS ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-40309	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6/F Unit B, Central 88, 88-89 Des Voeux Road Central,

Central, Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 9086 7042

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Ordinary Share, par value $0.001 per share, and one Redeemable Warrant entitling the holder to receive one Ordinary Share	ACBAU	NASDAQ Capital Market

Ordinary Shares	ACBA	NASDAQ Capital Market

Warrants	ACBAW	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Mutual Termination of a Material Definitive Agreement.

As previously disclosed, Ace Global Business Acquisition Limited, a British Virgin Islands company (“Ace”), entered into that certain Share Exchange Agreement, dated as of August 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Share Exchange Agreement”) with DDC Enterprise Limited (“DDC”) and Ka Yin Norma Chu, as representative of DDC’s shareholders (the “Shareholders’ Representative” and, collectively, the “Contracting Parties”) (the transaction being referred to herein as the “Business Combination”).

On July 11, 2022, Ace and DDC entered into that certain Mutual Termination of Share Exchange Agreement (the “Mutual Termination Agreement”) pursuant to which Ace and DDC mutually agreed to terminate the Share Exchange Agreement pursuant to Section 12.3(a) thereof. Except as otherwise set forth in the Share Exchange Agreement, none of the Contracting Parties shall have any further liability thereunder.

As a result of the mutual termination of the Share Exchange Agreement, the Share Exchange Agreement is of no further force and effect, with the exception of Section 8.5 (Confidentiality), Article XI (Dispute Resolution), Section 12.4 (Effect of Termination) and Article XIII (Miscellaneous) of the Share Exchange Agreement, each of which shall each survive the mutual termination of the Share Exchange Agreement and continue in full force and effect in accordance with their respective terms. Neither party will be required to pay the other a termination fee as a result of the mutual decision to enter into the Mutual Termination Agreement.

The mutual termination of the Share Exchange Agreement also terminates and makes void, including but not limited to, the Shareholder Support Agreement entered into between Ace and certain shareholders of DDC, which was executed concurrently with the Share Exchange Agreement.

Nonetheless, Ace shall continue to pursue the consummation of a business combination with an appropriate target.

The foregoing descriptions of the Share Exchange Agreement, the Mutual Termination Agreement and the Shareholder Support Agreement are not complete and are qualified in their entirety by reference to and the terms and conditions of, respectively, (i) the Share Exchange Agreement, a copy of which was previously filed as Exhibit 2.1 to Ace’s Current Report on Form 8-K on August 25, 2021, (ii) the Mutual Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein, and (iii) the Shareholder Support Agreement, a copy of which was previously filed as Exhibit 10.1 to Ace’s Current Report on Form 8-K on August 25, 2021.

Item 8.01. Other Events.

On July 12, 2022, Ace and DDC issued a joint press release announcing the mutual termination of the Share Exchange Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Mutual Termination of Share Exchange Agreement, dated as of July 11, 2022, by and among Ace Global Business Acquisition Ltd and DDC Enterprise Limited.
99.1	Press Release, dated July 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE GLOBAL BUSINESS ACQUISITION LIMITED

	By:	/s/ Eugene Wong
		Name:	Eugene Wong
		Title:	Chief Executive Officer

Dated: July 12, 2022

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